UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

TRANSGLOBAL MANAGEMENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North,, Suite 4887 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2026, Transglobal Management Group, Inc., formerly known as The Marquie Group, Inc. (the “Company”), entered into an Unwind and Settlement Agreement (the “Unwind Agreement”) with Marc Angell and Jacquie Angell (together, the “Sellers”) and GetGolf.com, LLC (“GetGolf”). Jeff Foster and Kelly Kirchhoff, GetGolf’s designees for the Control Shares described below, joined for the provisions that apply to them.

The Unwind Agreement concerns the Second Amended and Restated Purchase Agreement effective January 19, 2026 among the Sellers, GetGolf and the Company (the “Amended Agreement”). The Amended Agreement had amended and restated the Purchase Agreement dated October 20, 2025, as amended December 8, 2025, under which control of the Company passed to GetGolf’s designees.

In the Unwind Agreement, GetGolf acknowledged that it failed to make one or more required payments under the Amended Agreement and that the resulting default continued uncured for at least 90 days. GetGolf waived any further notice or cure period and consented to the return of control described below. The principal terms are as follows.

Return of Control Shares. Mr. Foster and Mr. Kirchhoff agreed to surrender all 200 shares of the Company’s Series A Preferred Stock (the “Control Shares”) to the Company, after which those shares cease to be outstanding. Following Mr. Angell’s appointment as a director and officer, the Company agreed to issue 200 newly issued shares of Series A Preferred Stock to Mr. Angell. The surrender and the new issuance are recorded as separate, sequential transactions, not as a transfer from Mr. Foster or Mr. Kirchhoff to Mr. Angell. The Board specifically approved in advance the dispositions of the Control Shares by Mr. Foster and Mr. Kirchhoff to the Company for purposes of Rule 16b-3(e) under the Exchange Act, to the extent applicable, and the subsequent acquisition by Mr. Angell directly from the Company for purposes of Rule 16b-3(d), to the extent applicable.

Management transition. Mr. Foster agreed to resign from all officer and director positions with the Company and its subsidiaries, and Mr. Kirchhoff agreed to resign from all officer positions. Mr. Kirchhoff remains a director until his deferred resignation becomes effective, as described in Item 5.02.

Records, accounts and interim conduct. GetGolf agreed to deliver the Company’s books, records, credentials and account access within two business days after signing. It agreed to cooperate in changing authorized signers on all Company accounts and not to withdraw or transfer Company funds outside the ordinary course without Mr. Angell’s consent.

Payments and the Angell Note. Consideration GetGolf previously paid under the Amended Agreement is forfeited. Payments that became due before the Unwind Closing, with the contractual 50% penalties, remain owed; Exhibit 1 to the Unwind Agreement lists $292,500 in accrued purchase-agreement and consulting payments through September 1, 2026. Future monthly payments to the Sellers are terminated. The Company’s Promissory Note dated September 20, 2022 payable to Jacquie Angell (the “Angell Note”) remains in full force and is not modified or released.

Prior transactions preserved. The 2025 divestiture of Music of Your Life, Inc. to the Sellers and the cancellation of 666,700 common shares formerly held by the Angell Family Trust remain effective and are not reversed.

Stand-by-Golf. The Stand-by-Golf business remains owned by the Company. It is subject only to the right of its prior owner, David Bates, under an agreement dated September 3, 2025, to unwind that acquisition through March 3, 2027 on the conditions stated in that agreement.

Apache Creek. If Mr. Foster or a related party enters into any transaction concerning Apache Creek Golf Course, Mr. Foster becomes personally obligated to pay the Company $200,000. That amount represents reimbursement of Company funds used in connection with Apache Creek and not returned to the Company, and is due within five business days of the transaction.

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Liabilities and encumbrances. The Sellers assume no Company or GetGolf liabilities, and Company liabilities remain Company liabilities. GetGolf disclosed a Square merchant advance with a stated balance of $385,000, personally guaranteed by Mr. Foster and reported as in default.

Indemnification and releases. GetGolf agreed to indemnify the Sellers and the Company for losses arising from its breaches and from acts during its period of control. Mr. Foster and Mr. Kirchhoff agreed, jointly and severally, to indemnify Mr. Angell personally for matters arising from their service with the Company and related entities. Limited mutual releases take effect only upon completion of the Unwind Closing and exclude reserved claims, including the Angell Note, accrued payments, fraud, breach of fiduciary duty and tax liabilities.

Dispute resolution. The Unwind Agreement is governed by Florida law. Disputes are resolved by binding arbitration, with provisional and injunctive relief available in court.

Mr. Angell is now the Company’s Chairman, Chief Executive Officer and President and its controlling shareholder, and Jacquie Angell is his spouse. Mr. Foster was the Company’s Chairman and an officer, and Mr. Kirchhoff remains a director.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Unwind Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information in Item 1.01 is incorporated herein by reference. Under the Unwind Agreement, the Amended Agreement terminates prospectively as of the Unwind Closing on September 30, 2026, except for provisions expressly stated to survive. Termination does not erase any breach, payment, penalty, indemnity or other obligation that accrued before the Unwind Closing unless expressly released.

The Company terminated the Amended Agreement because GetGolf failed to make required payments and the default remained uncured for at least 90 days. The Company did not incur any early termination penalty.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Items 1.01 and 5.01 is incorporated herein by reference. On September 30, 2026, following Mr. Angell’s appointment as a director and officer, the Company issued 200 newly issued shares of Series A Preferred Stock to Marc Angell. The shares carry the same rights, preferences, privileges and voting power as the Series A Preferred Stock under the Company’s Articles of Incorporation. The Board specifically approved Mr. Angell’s acquisition of the shares directly from the Company in advance for purposes of Rule 16b-3(d) under the Exchange Act, to the extent applicable.

The shares were issued in connection with the surrender to the Company of the 200 previously outstanding Series A shares under the Unwind Agreement. The Company received no cash proceeds.

The issuance was made in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended. The issuance did not involve a public offering, and Mr. Angell is an officer and director of the Company with access to information about it. The shares are restricted securities

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Item 5.01 Changes in Control of Registrant.

The information in Items 1.01, 3.02 and 5.02 is incorporated herein by reference. On September 30, 2026, a change in control of the Company occurred when Marc Angell acquired majority voting control through the issuance to him of 200 shares of Series A Preferred Stock.

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Persons from whom control was assumed. Before the Unwind Closing, control was held by GetGolf through its designees, Jeff Foster (133 Series A shares) and Kelly Kirchhoff (67 Series A shares), who acquired control on October 20, 2025.

Transactions resulting in the change. The Company’s Board approved the following closing sequence, with each step effective only after the prior step was complete:

1.	Mr. Foster and Mr. Kirchhoff surrendered all 200 Control Shares to the Company, and those shares ceased to be outstanding.
2.	Mr. Foster’s resignation as an officer, Chairman and director, and Mr. Kirchhoff’s resignation as an officer, became effective.
3.	Mr. Angell’s appointment as Chairman, director, Chief Executive Officer and President became effective.
4.	The Company issued 200 new shares of Series A Preferred Stock to Mr. Angell.

The Board specifically approved in advance the surrender and disposition to the Company of Mr. Foster’s 133 Series A shares and Mr. Kirchhoff’s 67 Series A shares for purposes of Rule 16b-3(e) under the Exchange Act, to the extent applicable, and Mr. Angell’s subsequent acquisition directly from the Company of the 200 newly issued Series A shares for purposes of Rule 16b-3(d), to the extent applicable. The Board’s approvals identified the persons participating in the transactions, the class and number of securities involved and the terms of the transactions.

Basis of control. Mr. Angell holds all 200 outstanding shares of Series A Preferred Stock, which collectively carry 80% of the total voting power of the Company’s outstanding voting securities. As a result, Mr. Angell can determine the outcome of substantially all matters submitted to shareholders, including the election of directors.

Consideration. Mr. Angell paid no cash for the Series A shares. They were issued in connection with the surrender of the prior Control Shares under the Unwind Agreement following GetGolf’s uncured payment default under the Amended Agreement. No funds were borrowed or otherwise used.

Arrangements regarding directors. Mr. Kirchhoff continues as a director until his deferred resignation becomes effective, as described in Item 5.02. Before any person designated by Mr. Angell takes office as a director such that those designees constitute a majority of the Board, the Company will file with the SEC and mail to shareholders an information statement under Section 14(f) of the Ex. Act and Rule 14f-1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information in Items 1.01 and 5.01 is incorporated herein by reference.

Resignation of Jeff Foster. Effective September 30, 2026, immediately after the surrender of the Control Shares, Jeff Foster resigned as Chairman of the Board, as a director and from every officer position with the Company, including President. His resignation was delivered in writing under the Unwind Agreement. To the Company’s knowledge, Mr. Foster’s resignation did not result from any disagreement with the Company on any matter relating to its operations, policies or practices.

Resignation of Kelly Kirchhoff as an officer; continued Board service. Effective September 30, 2026, Kelly Kirchhoff resigned from every officer position with the Company, including Chief Executive Officer. Mr. Kirchhoff continues to serve solely as a director. He has delivered a written resignation from the Board that becomes effective automatically on the later of (i) the expiration of the notice and waiting period under Rule 14f-1 under the Exchange Act and (ii) the date on which successor directors are legally permitted to take office. To the Company’s knowledge, Mr. Kirchhoff’s resignations did not result from any disagreement with the Company on any matter relating to its operations, policies or practices.

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Appointment of Marc Angell. Effective September 30, 2026, immediately after Mr. Foster’s resignation, the Board appointed Marc Angell, age 68, as a director to fill the resulting vacancy, as Chairman of the Board, and as Chief Executive Officer and President.

Marc Angell, age 68 is a public speaker and broadcaster. He previously served as Chief Executive Officer of the Company, then named The Marquie Group, Inc., from 2011 until 2025, when he sold the Control Shares under the Purchase Agreement. He co-owns and co-hosts Side By Side - Two Perspectives. One Journey., a video podcast discussing the challenges of living with Stage IV cancer with his wife Jacquie Angell. He also produces and hosts Street Talk, a syndicated financial news program.

Mr. Angell was appointed under the Unwind Agreement; there is no other arrangement or understanding between him and any other person under which he was selected. He has no family relationship with any director or executive officer of the Company. He has not been appointed to any Board committee. No compensatory plan, contract or arrangement was entered into or amended in connection with his appointment.

Related-party transactions. Since June 1, 2024, the following transactions in which Mr. Angell or a member of his immediate family had a direct or indirect material interest exceeded the applicable Item 404(a) threshold:

•	Angell Note. The Company issued a promissory note dated September 20, 2022 to Jacquie Angell, Mr. Angell’s spouse, in the original principal amount of $2,000,000. The Unwind Agreement preserves the note without modification.

•	Amended Agreement. Mr. and Mrs. Angell were the sellers of the Control Shares under the Amended Agreement. In connection with it, 100% of Music of Your Life, Inc. was transferred to them and 666,700 common shares held by the Angell Family Trust were returned to treasury and cancelled. Both remain effective under the Unwind Agreement.

•	Unwind Agreement. Mr. and Mrs. Angell are parties to the Unwind Agreement described in Item 1.01, which preserves $292,500 in accrued payments owed by GetGolf and its only member, Jeff Foster.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Unwind and Settlement Agreement, effective September 30, 2026, among Marc Angell, Jacquie Angell, GetGolf.com, LLC and Transglobal Management Group, Inc., joined by Jeff Foster and Kelly Kirchhoff

10.2	Second Amended and Restated Purchase Agreement, effective January 19, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed January 20, 2026)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transglobal Management Group, Inc.

Date: October 1, 2026	By: /s/ Marc Angell
Marc Angell
Chief Executive Officer

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